NEWS
FOR IMMEDIATE RELEASE

KEYCORP REPORTS THIRD QUARTER 2016
NET INCOME OF $165 MILLION, OR $.16 PER COMMON SHARE; EARNINGS PER COMMON SHARE OF $.30, EXCLUDING $.14 OF MERGER-RELATED CHARGES

Key completes acquisition of First Niagara Financial Group; reflected in 3Q16 results

Positive operating leverage compared to the prior year, driven by 6% increase in revenue, excluding the impact of First Niagara and merger-related charges

Average loans up 5% from prior year, driven by an 11% increase in commercial, financial and agricultural loans, excluding the impact of First Niagara

Strong fee income, excluding the impact of First Niagara: record quarter for investment banking and debt placement fees

Resumed common share repurchases, with $65 million of repurchases during 3Q16

CLEVELAND, October 25, 2016 – KeyCorp (NYSE: KEY) today announced third quarter net income from continuing operations attributable to Key common shareholders of $165 million, or $.16 per common share, compared to $193 million, or $.23 per common share, for the second quarter of 2016, and $216 million, or $.26 per common share, for the third quarter of 2015. During the third quarter of 2016, Key incurred merger-related charges totaling $207 million, or $.14 per common share, compared to $45 million, or $.04 per common share, in the second quarter of 2016. Excluding merger-related charges, earnings per common share were $.30 for the third quarter of 2016 and $.27 for the second quarter of 2016. No merger-related charges were incurred in the third quarter of 2015.

"Third quarter results reflect strong momentum and performance in Key's core businesses, and we achieved a significant milestone with the completion of our First Niagara acquisition,” said Chairman and Chief Executive Officer Beth Mooney. “Excluding the impact from the acquisition and merger-related charges, Key’s revenue was up 6%, benefiting from solid loan growth and strong fee income, including a record quarter for investment banking and debt placement fees. Credit quality remained solid with net charge-offs as a percent of average loans remaining below our targeted range. Also, during the quarter, we leveraged Key’s strong capital position by reinitiating our share repurchase program.”

“With the completion of our acquisition, we were pleased to welcome our new colleagues and one million new clients from First Niagara,” Mooney continued. “We successfully converted branches, ATMs, systems and client accounts to Key earlier this month, and I continue to be encouraged and energized by the opportunity we have ahead. Our focus remains on achieving our financial targets and delivering on the commitments we have made to our shareholders.”

KeyCorp Reports Third Quarter 2016 Profit
October 25, 2016

First Niagara Financial Group Acquisition

KeyCorp's third quarter results reflect its acquisition of First Niagara Financial Group ("First Niagara"), effective August 1, 2016, in exchange for total consideration paid of $4 billion, including the cash consideration of $811 million, the issuance of 240 million common shares valued at $2.8 billion, and the issuance of a new series of KeyCorp preferred stock to replace the First Niagara preferred stock valued at $350 million. Results of the operations acquired from First Niagara have been reflected in Key's results since the acquisition date. Assets acquired in the transaction totaled approximately $35.6 billion, while liabilities assumed were $33 billion, not reflecting the impact of branch divestitures.

In connection with Key's acquisition of First Niagara, third quarter 2016 results also include the divestiture of 18 branches on September 9, 2016. The impact of divested branches on Key’s third quarter 2016 results included $439 million of loans and $1.6 billion of deposits.

Selected Financial Highlights

dollars in millions, except per share data				Change 3Q16 vs.
	3Q16	2Q16	3Q15	2Q16	3Q15
Income (loss) from continuing operations attributable to Key common shareholders	$165	$193	$216	(14.5)%	(23.6)%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.16	.23	.26	(30.4)	(38.5)
Return on average total assets from continuing operations	.55%	.82%	.95%	N/A	N/A
Common Equity Tier 1 ratio (non-GAAP) (a), (b)	9.55	11.10	10.47	N/A	N/A
Book value at period end	$12.78	$13.08	$12.47	(2.3)%	2.5%
Net interest margin (TE) from continuing operations	2.85%	2.76%	2.87%	N/A	N/A

(a)
The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “Common Equity Tier 1.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. For further information on the Regulatory Capital Rules, see the “Capital” section of this release.

(b) 9-30-16 ratio is estimated.

TE = Taxable Equivalent, N/A = Not Applicable

INCOME STATEMENT HIGHLIGHTS

Net interest income

dollars in millions				Change 3Q16 vs.
	3Q16	2Q16	3Q15	2Q16	3Q15
Net interest income (TE)	$788	$605	$598	30.2%	31.8%
Merger-related charges	(6)	—	—	N/M	N/M
First Niagara impact (a)	175	—	—	N/M	N/M
Total net interest income excluding merger-related charges and First Niagara impact	$619	$605	$598	2.3%	3.5%

(a)	Reflects two months of First Niagara activity during the third quarter of 2016.

TE = Taxable Equivalent

The acquisition of First Niagara contributed approximately $175 million of net interest income in the third quarter of 2016, which included $19 million of related purchase accounting accretion. Third quarter 2016 net interest income included an additional $6 million of one-time merger-related charges.

Taxable-equivalent net interest income was $788 million for the third quarter of 2016, and the net interest margin was 2.85%, compared to taxable-equivalent net interest income of $598 million and a net interest margin of 2.87% for the third quarter of 2015. The net interest margin declined two basis points, reflecting higher levels of liquidity, partially offset by the benefit from the First Niagara acquisition.

KeyCorp Reports Third Quarter 2016 Profit
October 25, 2016

Excluding the impact of First Niagara and merger-related charges, net interest income increased 4% compared to the year-ago quarter, driven by higher earning asset balances.

Compared to the second quarter of 2016, taxable-equivalent net interest income increased by $183 million, and the net interest margin increased by nine basis points. The net interest margin increased primarily due to the acquisition of First Niagara, partially offset by lower reinvestment yields in Key’s securities portfolio. Excluding the impact of First Niagara and merger-related charges, net interest income increased by $14 million, driven by higher earning asset balances.

Noninterest Income

dollars in millions				Change 3Q16 vs.
	3Q16	2Q16	3Q15	2Q16	3Q15
Trust and investment services income	$122	$110	$108	10.9%	13.0%
Investment banking and debt placement fees	156	98	109	59.2	43.1
Service charges on deposit accounts	85	68	68	25.0	25.0
Operating lease income and other leasing gains	6	18	15	(66.7)	(60.0)
Corporate services income	51	53	57	(3.8)	(10.5)
Cards and payments income	66	52	47	26.9	40.4
Corporate-owned life insurance income	29	28	30	3.6	(3.3)
Consumer mortgage income	6	3	3	100.0	100.0
Mortgage servicing fees	15	10	11	50.0	36.4
Net gains (losses) from principal investing	5	11	11	(54.5)	(54.5)
Other income	8	22	11	(63.6)	(27.3)
Total noninterest income	$549	$473	$470	16.1%	16.8%

Merger-related charges	(12)	—	—	N/M	N/M
First Niagara impact (a)	53	—	—	N/M	N/M
Total noninterest income excluding merger-related charges and First Niagara impact	$508	$473	$470	7.4%	8.1%

(a)	Reflects two months of First Niagara activity during the third quarter of 2016.

The acquisition of First Niagara contributed approximately $53 million of noninterest income in the third quarter of 2016, which primarily impacted service charges on deposit accounts, trust and investment services income, and cards and payments income. Additionally, third quarter 2016 reported noninterest income includes $12 million of merger-related charges, including losses from investment portfolio repositioning.

Key’s noninterest income was $549 million for the third quarter of 2016, compared to $470 million for the year-ago quarter. Excluding the impact of First Niagara and merger-related charges discussed above, noninterest income increased $38 million, or 8%, primarily driven by a record quarter in investment banking and debt placement fees. Also benefiting the quarter was continued growth in cards and payments income, as well as service charges on deposit accounts. These increases were partially offset by lower corporate services income, net gains on principal investing and operating lease income and other leasing gains.

Compared to the second quarter of 2016, noninterest income increased by $76 million. Excluding the impact of First Niagara and merger-related charges, noninterest income increased $35 million, or 7%, primarily related to the record quarter in investment banking and debt placement fees. Cards and payments income also increased. Partially offsetting the increases were lower operating lease income and other leasing gains, net gains on principal investing and corporate services income.

KeyCorp Reports Third Quarter 2016 Profit
October 25, 2016

Noninterest Expense

dollars in millions				Change 3Q16 vs.
	3Q16	2Q16	3Q15	2Q16	3Q15
Personnel expense	$594	$427	$426	39.1%	39.4%
Nonpersonnel expense	488	324	298	50.6	63.8
Total noninterest expense	$1,082	$751	$724	44.1	49.4

Merger-related charges	189	45	—	320.0	N/M
First Niagara impact (a)	140	—	—	N/M	N/M
Total noninterest expense excluding merger-related charges and First Niagara impact	$753	$706	$724	6.7%	4.0%

(a)	Reflects two months of First Niagara activity during the third quarter of 2016.

N/M = Not Meaningful

Key’s noninterest expense was $1.1 billion for the third quarter of 2016, including $140 million related to the operations of First Niagara, which primarily impacted personnel expense, net occupancy, business services and professional fees and other expense.

Additionally, noninterest expense included $189 million of merger-related charges, primarily made up of $97 million in personnel expense related to severance and technology development for systems conversions, as well as fully-dedicated personnel for merger and integration efforts. The remaining $92 million of merger-related charges were nonpersonnel expense, largely recognized in business services and professional fees, computer processing and other expense. In the second quarter of 2016, Key incurred $45 million of merger-related charges, while no merger-related charges were incurred in the third quarter of 2015.

Excluding the $140 million impact of First Niagara and $189 million of merger-related charges, noninterest expense was $29 million higher than the third quarter of last year. The increase was primarily driven by higher performance-based compensation, along with slight increases across various nonpersonnel line items, including FDIC assessment expense. These increases were partially offset by lower employee benefits expense.

Compared to the second quarter of 2016, excluding the impact of First Niagara and merger-related charges, noninterest expense increased by $47 million. The increase was primarily related to higher personnel expense reflecting higher performance-based compensation, as well as an increased FDIC assessment expense.

BALANCE SHEET HIGHLIGHTS

In the third quarter of 2016, Key had average assets of $125.1 billion compared to $94.8 billion in the third quarter of 2015 and $99.2 billion in the second quarter of 2016, primarily reflecting the acquisition of First Niagara.

Key’s securities available-for-sale ($18 billion) and held-to-maturity securities ($6.2 billion) averaged $24.2 billion in the third quarter of 2016, compared to $19.2 billion in both the third quarter of 2015 and the second quarter of 2016. The increase compared to both the year-ago quarter and prior quarter primarily reflects the impact of the First Niagara acquisition, which added $4.7 billion of average investment securities, or $9 billion of securities at period-end. During the quarter, Key completed the planned sales and repositioning of First Niagara's portfolio to more closely align with Key's portfolio and investment philosophy.

KeyCorp Reports Third Quarter 2016 Profit
October 25, 2016

Average Loans

dollars in millions				Change 3Q16 vs.
	3Q16	2Q16	3Q15	2Q16	3Q15
Commercial, financial and agricultural (a)	$37,318	$32,630	$30,374	14.4%	22.9%
Other commercial loans	19,110	13,222	13,098	44.5	45.9
Home equity loans	11,968	10,098	10,510	18.5	13.9
Other consumer loans	9,301	5,198	5,299	78.9	75.5
Total loans	$77,697	$61,148	$59,281	27.1%	31.1%

First Niagara impact (b)	15,420	—	—	N/M	N/M
Total loans excluding First Niagara impact	$62,277	$61,148	$59,281	1.8%	5.1%

(a)
Commercial, financial and agricultural average loan balances include $107 million, $87 million, and $88 million of assets from commercial credit cards at September 30, 2016, June 30, 2016, and September 30, 2015, respectively.

(b)	Balance includes two months of average First Niagara activity during the third quarter of 2016.

N/M = Not Meaningful

In the third quarter of 2016, the acquisition of First Niagara contributed approximately $15.4 billion of average loans, or $23 billion at period-end, impacting both the commercial and consumer loan portfolios. These results include the estimated fair value adjustment on the acquired portfolio of $686 million and the divestiture of $439 million of loans.

Average loans were $77.7 billion for the third quarter of 2016, an increase of $18.4 billion compared to the third quarter of 2015. Excluding the impact of the First Niagara acquisition, average loans were $62.3 billion for the third quarter of 2016, an increase of $3 billion compared to the third quarter of 2015. The loan growth occurred primarily in the commercial, financial and agricultural portfolio, which increased $3.3 billion. Consumer loans declined $537 million, largely due to paydowns in Key’s home equity loan portfolio.

Compared to the second quarter of 2016, average loans increased by $16.5 billion, or $1.1 billion excluding the impact of First Niagara. This increase was driven by growth in commercial, financial and agricultural loans, which increased $1 billion, and reflects broad based growth across Key's commercial lines of business.

Average Deposits

dollars in millions				Change 3Q16 vs.
	3Q16	2Q16	3Q15	2Q16	3Q15
Non-time deposits (a)	$85,683	$67,419	$64,928	27.1%	32.0%
Certificates of deposit ($100,000 or more)	4,204	3,233	1,985	30.0	111.8
Other time deposits	5,031	3,252	3,064	54.7	64.2
Total deposits	$94,918	$73,904	$69,977	28.4%	35.6%

First Niagara impact (b)	18,851	—	—	N/M	N/M
Total deposits excluding First Niagara impact	$76,067	$73,904	$69,977	2.9%	8.7%

Cost of total deposits (a)	.21%	.19%	.15%	N/A	N/A

(a)	Excludes deposits in foreign office.

(b)	Balance includes two months of average First Niagara activity during the third quarter of 2016.

N/M = Not Meaningful

N/A = Not Applicable

In the third quarter of 2016, the acquisition of First Niagara contributed approximately $18.9 billion of average deposits, or $27.3 billion at period-end, which are spread across deposit products and consist primarily of consumer deposits. During the quarter, $1.6 billion of deposits were divested.

KeyCorp Reports Third Quarter 2016 Profit
October 25, 2016

Average deposits, excluding deposits in foreign office, totaled $94.9 billion for the third quarter of 2016, an increase of $24.9 billion compared to the year-ago quarter. Excluding the impact of First Niagara, average deposits increased $5.7 billion over the year-ago quarter. Interest-bearing deposits increased $5.9 billion driven by a $4.7 billion increase in NOW and money market deposit accounts and a $1.2 billion increase in certificates of deposits and other time deposits. The increase from the year-ago quarter reflects core deposit growth in Key’s retail banking franchise and growth in escrow deposits from our commercial mortgage servicing business.

Compared to the second quarter of 2016, average deposits increased by $21 billion. Excluding the impact of First Niagara, average deposits increased $2.2 billion driven by an increase in escrow deposits from Key’s commercial mortgage servicing business, core deposit growth in Key’s retail banking franchise, and deposit inflows from Key’s commercial clients.

ASSET QUALITY

dollars in millions				Change 3Q16 vs.
	3Q16	2Q16	3Q15	2Q16	3Q15
Net loan charge-offs	$44	$43	$41	2.3%	7.3%
Net loan charge-offs to average total loans	.23%	.28%	.27%	N/A	N/A
Nonperforming loans at period end (a)	$723	$619	$400	16.8%	80.8%
Nonperforming assets at period end (a)	760	637	417	19.3	82.3
Allowance for loan and lease losses	865	854	790	1.3	9.5
Allowance for loan and lease losses to nonperforming loans (a)	119.6%	138.0%	197.5%	N/A	N/A
Provision for credit losses	$59	$52	$45	13.5%	31.1%

(a)	Nonperforming loan balances exclude $959 million, $11 million, and $12 million of purchased credit impaired loans at September 30, 2016, June 30, 2016, and September 30, 2015, respectively.

N/A = Not Applicable

Key’s provision for credit losses was $59 million for the third quarter of 2016, compared to $45 million for the third quarter of 2015 and $52 million for the second quarter of 2016. Key's provision for credit losses in the third quarter of 2016 included $12 million related to the acquired credit card portfolio from First Niagara. Key’s allowance for loan and lease losses was $865 million, or 1.01% of total period-end loans, at September 30, 2016, compared to 1.31% at September 30, 2015, and 1.38% at June 30, 2016.

Net loan charge-offs for the third quarter of 2016 totaled $44 million, or .23% of average total loans, including $2 million of net charge-offs related to First Niagara. These results compare to $41 million, or .27%, for the third quarter of 2015, and $43 million, or .28%, for the second quarter of 2016.

At September 30, 2016, Key’s nonperforming loans totaled $723 million, which represented .85% of period-end portfolio loans, and include $150 million of nonperforming loans related to First Niagara. These results compare to .67% at September 30, 2015, and 1.00% at June 30, 2016. Nonperforming assets at September 30, 2016, totaled $760 million, and represented .89% of period-end portfolio loans and OREO and other nonperforming assets, and include $167 million of nonperforming assets related to First Niagara. These results compare to .69% at September 30, 2015, and 1.03% at June 30, 2016.

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at September 30, 2016.

KeyCorp Reports Third Quarter 2016 Profit
October 25, 2016

Capital Ratios

	9/30/2016	6/30/2016	9/30/2015
Common Equity Tier 1 (a), (b)	9.55%	11.10%	10.47%
Tier 1 risk-based capital (a)	10.52	11.41	10.87
Total risk based capital (a)	12.54	13.63	12.47
Tangible common equity to tangible assets (b)	8.26	9.95	9.90
Leverage (a)	10.17	10.59	10.68

(a)	9-30-16 ratio is estimated.

(b)
The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity” and “Common Equity Tier 1.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. See below for further information on the Regulatory Capital Rules.

As shown in the preceding table, at September 30, 2016, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 9.55% and 10.52%, respectively. In addition, the tangible common equity ratio was 8.26% at September 30, 2016. The declines from the prior quarter are primarily related to the acquisition of First Niagara.

As a “standardized approach” banking organization, Key’s mandatory compliance with the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”) began on January 1, 2015, subject to transitional provisions extending to January 1, 2019. Key’s estimated Common Equity Tier 1 ratio as calculated under the fully phased-in Regulatory Capital Rules was 9.39% at September 30, 2016. This estimate exceeds the fully phased-in required minimum Common Equity Tier 1 and Capital Conservation Buffer of 7.00%.

Summary of Changes in Common Shares Outstanding

in thousands				Change 3Q16 vs.
	3Q16	2Q16	3Q15	2Q16	3Q15
Shares outstanding at beginning of period	842,703	842,290	843,608	—	(.1)%
Common shares repurchased	(5,240)	—	(8,386)	N/M	(37.5)
Shares reissued (returned) under employee benefit plans	4,857	413	63	N/M	N/M
Common shares issued to acquire First Niagara	239,735	—	—	N/M	N/M
Shares outstanding at end of period	1,082,055	842,703	835,285	28.4%	29.5%

N/M = Not Meaningful

During the third quarter of 2016, Key issued 240 million common shares related to the acquisition of First Niagara. Key also resumed its share repurchase program under the 2016 Capital Plan following the close of the First Niagara acquisition. Accordingly, Key completed $65 million of common share repurchases in the third quarter of 2016, including repurchases to offset issuances of common shares under our employee compensation plans.

LINE OF BUSINESS RESULTS

The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

KeyCorp Reports Third Quarter 2016 Profit
October 25, 2016

Major Business Segments

dollars in millions				Change 3Q16 vs.
	3Q16	2Q16	3Q15	2Q16	3Q15
Revenue from continuing operations (TE)
Key Community Bank	$779	$598	$579	30.3%	34.5%
Key Corporate Bank	553	452	454	22.3	21.8
Other Segments	17	31	35	(45.2)	(51.4)
Total segments	1,349	1,081	1,068	24.8	26.3
Reconciling Items	(12)	(3)	—	N/M	N/M
Total	$1,337	$1,078	$1,068	24.0%	25.2%

Income (loss) from continuing operations attributable to Key
Key Community Bank	$103	$81	$74	27.2%	39.2%
Key Corporate Bank	159	135	136	17.8	16.9
Other Segments	16	24	26	(33.3)	(38.5)
Total segments	278	240	236	15.8	17.8
Reconciling Items (a)	(107)	(41)	(14)	N/M	N/M
Total	$171	$199	$222	(14.1)%	(23.0)%

(a)	Reconciling items consists primarily of the unallocated portion of merger-related charges and items not allocated to the business segments because they do not reflect their normal operations.

TE = Taxable Equivalent, N/M = Not Meaningful

Key Community Bank

dollars in millions				Change 3Q16 vs.
	3Q16	2Q16	3Q15	2Q16	3Q15
Summary of operations
Net interest income (TE)	$530	$391	$379	35.5%	39.8%
Noninterest income	249	207	200	20.3	24.5
Total revenue (TE)	779	598	579	30.3	34.5
Provision for credit losses	37	25	18	48.0	105.6
Noninterest expense	578	444	444	30.2	30.2
Income (loss) before income taxes (TE)	164	129	117	27.1	40.2
Allocated income taxes (benefit) and TE adjustments	61	48	43	27.1	41.9
Net income (loss) attributable to Key	$103	$81	$74	27.2%	39.2%

Average balances
Loans and leases	$41,548	$30,936	$31,039	34.3%	33.9%
Total assets	44,219	32,963	33,155	34.1	33.4
Deposits	69,397	53,794	51,234	29.0	35.5

Assets under management at period end	$36,752	$34,535	$35,158	6.4%	4.5%

TE = Taxable Equivalent

KeyCorp Reports Third Quarter 2016 Profit
October 25, 2016

Additional Key Community Bank Data

dollars in millions				3Q15
	3Q16	2Q16	3Q15	2Q16	3Q15
Noninterest income
Trust and investment services income	$86	$73	$73	17.8%	17.8%
Service charges on deposit accounts	70	56	56	25.0	25.0
Cards and payments income	54	46	43	17.4	25.6
Other noninterest income	39	32	28	21.9	39.3
Total noninterest income	$249	$207	$200	20.3%	24.5%

Average deposit balances
NOW and money market deposit accounts	$38,417	$30,144	$28,568	27.4%	34.5%
Savings deposits	4,369	2,365	2,362	84.7	85.0
Certificates of deposit ($100,000 or more)	2,607	2,383	1,560	9.4	67.1
Other time deposits	4,943	3,245	3,061	52.3	61.5
Deposits in foreign office	—	—	271	N/M	N/M
Noninterest-bearing deposits	19,061	15,657	15,412	21.7	23.7
Total deposits	$69,397	$53,794	$51,234	29.0%	35.5%

Home equity loans
Average balance	$11,703	$9,908	$10,281
Combined weighted-average loan-to-value ratio (at date of origination)	70%	71%	71%
Percent first lien positions	55	61	60

Other data
Branches	1,322	949	972
Automated teller machines	1,701	1,236	1,259

N/M = Not Meaningful

Key Community Bank Summary of Operations

•	Net income increased $29 million, or 39.2% from prior year (up $11 million, or 14.9% excluding the impact of First Niagara)

•	Average deposits increased $18.2 billion, or 35.5% from the prior year (up $3.8 billion, or 7.4% excluding the impact of First Niagara)

•	Average loans increased $10.5 billion, or 33.9% from the prior year (up $206 million, or .7% excluding the impact of First Niagara)

Key Community Bank recorded net income attributable to Key of $103 million for the third quarter of 2016, compared to $74 million for the year-ago quarter. First Niagara contributed $18 million of the growth year-over-year.
Taxable-equivalent net interest income increased by $151 million, or 39.8%, from the third quarter of 2015. Excluding the impact of First Niagara, taxable-equivalent net interest income increased $27 million, primarily driven by deposit growth and higher interest rates.
Noninterest income increased $49 million, or 24.5%, from the year-ago quarter. Excluding the impact of First Niagara, noninterest income increased $8 million, or 4%, related to positive trends in cards and payments income and service charges on deposit accounts. Investment banking and debt placement fees also increased from the year-ago period. These increases were partially offset by declines in trust and investment services and consumer mortgage income.
The provision for credit losses increased by $19 million, or 105.6%, from the third quarter of 2015, primarily related to the acquired credit card portfolio from First Niagara. Excluding the impact of First Niagara, the provision for credit losses increased $3 million, or 16.6%, related to an increase in net loan charge-offs of $9 million from the same period one year ago.

KeyCorp Reports Third Quarter 2016 Profit
October 25, 2016

Noninterest expense increased by $134 million, or 30.2%, from the year-ago quarter. Excluding the impact of First Niagara, noninterest expense increased $14 million, or 3.1%, mostly driven by the implementation of an FDIC surcharge and increased marketing expense.

Key Corporate Bank

dollars in millions				Change 3Q16 vs.
	3Q16	2Q16	3Q15	2Q16	3Q15
Summary of operations
Net interest income (TE)	$276	$222	$221	24.3%	24.9%
Noninterest income	277	230	233	20.4	18.9
Total revenue (TE)	553	452	454	22.3	21.8
Provision for credit losses	25	30	30	(16.7)	(16.7)
Noninterest expense	307	259	250	18.5	22.8
Income (loss) before income taxes (TE)	221	163	174	35.6	27.0
Allocated income taxes and TE adjustments	62	29	41	113.8	51.2
Net income (loss)	159	134	133	18.7	19.5
Less: Net income (loss) attributable to noncontrolling interests	—	(1)	(3)	N/M	N/M
Net income (loss) attributable to Key	$159	$135	$136	17.8%	16.9%

Average balances
Loans and leases	$34,561	$28,607	$26,425	20.8%	30.8%
Loans held for sale	1,103	591	918	86.6	20.2
Total assets	40,581	33,909	32,099	19.7	26.4
Deposits	22,708	19,129	18,809	18.7	20.7

TE = Taxable Equivalent, N/M = Not Meaningful

Additional Key Corporate Bank Data

dollars in millions				Change 3Q16 vs.
	3Q16	2Q16	3Q15	2Q16	3Q15
Noninterest income
Trust and investment services income	$36	$37	$35	(2.7)%	2.9%
Investment banking and debt placement fees	153	94	107	62.8	43.0
Operating lease income and other leasing gains	9	15	16	(40.0)	(43.8)

Corporate services income	36	40	46	(10.0)	(21.7)
Service charges on deposit accounts	15	12	11	25.0	36.4
Cards and payments income	10	6	4	66.7	150.0
Payments and services income	61	58	61	5.2	—

Mortgage servicing fees	13	10	11	30.0	18.2
Other noninterest income	5	16	3	(68.8)	66.7
Total noninterest income	$277	$230	$233	20.4%	18.9%

Key Corporate Bank Summary of Operations

•	Record quarter for investment banking and debt placement fees, up $46 million, or 43% from prior year (no impact from First Niagara)

•	Net income increased $23 million, or 16.9% from the prior year (up $9 million, or 6.6% excluding the impact of First Niagara)

•	Average loans and leases increased $8.1 billion, or 30.8% from the prior year (up $3.1 billion, or 11.7% excluding the impact of First Niagara)

•	Average deposits increased $3.9 billion, or 20.7% from the prior year (up $1.5 billion, or 7.9% excluding the impact of First Niagara)

KeyCorp Reports Third Quarter 2016 Profit
October 25, 2016

Key Corporate Bank recorded net income attributable to Key of $159 million for the third quarter of 2016, compared to $136 million for the same period one year ago. First Niagara contributed $14 million of the growth year-over year.

Taxable-equivalent net interest income increased by $55 million, or 24.9%, compared to the third quarter of 2015. Excluding the impact of First Niagara, taxable-equivalent net interest income increased by $18 million, or 8%, compared to the third quarter of 2015. Average loan and lease balances increased $8.1 billion, or 30.8%, from the year-ago quarter, primarily driven by the First Niagara acquisition as well as growth in commercial, financial and agricultural loans. This loan growth was offset by spread compression due to higher funding costs. Average deposit balances increased $3.9 billion, or 20.7%, from the year-ago quarter, mostly driven by the First Niagara acquisition as well as growth in commercial escrow deposits.

Noninterest income increased $44 million, or 18.9%, from the prior year. Excluding the impact of First Niagara, noninterest income increased $40 million, or 17%. This growth was mostly due to a record quarter for investment banking and debt placement fees, which were up $46 million, or 43%, related to strength in commercial mortgage banking, equity capital markets and merger and acquisition advisory fees.

The provision for credit losses decreased $5 million, or 16.7%, compared to the third quarter of 2015. Excluding the impact of First Niagara, the provision for credit losses decreased $7 million, or 22.2%. The decrease was mostly due to lower net loan charge-offs.

Noninterest expense increased by $57 million, or 22.8%, from the third quarter of 2015. Excluding the impact of First Niagara, noninterest expense increased $39 million, or 15.4%. Personnel expense increased $32 million, or 26%, mostly due to increases in incentive compensation and salaries. Several other line items increased over the prior year, including operating lease, cards and payments, FDIC, and overhead expenses.

Other Segments

Other Segments consist of Corporate Treasury, Key’s Principal Investing unit, and various exit portfolios. Other Segments generated net income attributable to Key of $16 million for the third quarter of 2016, compared to $26 million for the same period last year. This decline was largely attributable to spread compression.

*****

KeyCorp's roots trace back 190 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $135.8 billion at September 30, 2016.

Key provides deposit, lending, cash management, insurance, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of more than 1,200 branches and more than 1,500 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports Third Quarter 2016 Profit
October 25, 2016

CONTACTS:

ANALYSTS	MEDIA
Vernon L. Patterson	Jack Sparks
216.689.0520	720.904.4554
Vernon_Patterson@KeyBank.com	Jack_Sparks@KeyBank.com
Twitter: @keybank_news
Kelly L. Dillon
216.689.3133
Kelly_L_Dillon@KeyBank.com

Melanie S. Misconish
216.689.4545
Melanie_S_Misconish@KeyBank.com

INVESTOR	KEY MEDIA
RELATIONS: www.key.com/ir	NEWSROOM: www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2015, as well as in KeyCorp’s subsequent SEC filings, all of which have been filed with the Securities and Exchange Commission (the “SEC”) and are available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others: deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, a reversal of the U.S. economic recovery due to financial, political, or other shocks, and the extensive and increasing regulation of the U.S. financial services industry. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on Tuesday, October 25, 2016. An audio replay of the call will be available through November 8, 2016.

For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Third Quarter 2016 Profit
October 25, 2016

KeyCorp
Third Quarter 2016
Financial Supplement

Page
14	Financial Highlights
16	GAAP to Non-GAAP Reconciliation
19	Consolidated Balance Sheets
20	Consolidated Statements of Income
21	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
23	Noninterest Expense
23	Personnel Expense
24	Loan Composition
24	Loans Held for Sale Composition
24	Summary of Changes in Loans Held for Sale
25	Asset Quality Statistics From Continuing Operations
26	Summary of Loan and Lease Loss Experience From Continuing Operations
27	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
28	Summary of Changes in Nonperforming Loans From Continuing Operations
28	Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations
29	Line of Business Results

KeyCorp Reports Third Quarter 2016 Profit
October 25, 2016

Financial Highlights
(dollars in millions, except per share amounts)
	Three months ended
	9/30/2016	6/30/2016	9/30/2015
Summary of operations
Net interest income (TE)	$788	$605	$598
Noninterest income	549	473	470
Total revenue (TE)	1,337	1,078	1,068
Provision for credit losses	59	52	45
Noninterest expense	1,082	751	724
Income (loss) from continuing operations attributable to Key	171	199	222
Income (loss) from discontinued operations, net of taxes (a)	1	3	(3)
Net income (loss) attributable to Key	172	202	219

Income (loss) from continuing operations attributable to Key common shareholders	165	193	216
Income (loss) from discontinued operations, net of taxes (a)	1	3	(3)
Net income (loss) attributable to Key common shareholders	166	196	213

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.17	.23	.26
Income (loss) from discontinued operations, net of taxes (a)	—	—	—
Net income (loss) attributable to Key common shareholders (b)	.17	.23	.26

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.16	.23	.26
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	—	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	.17	.23	.25

Cash dividends paid	.085	.085	.075
Book value at period end	12.78	13.08	12.47
Tangible book value at period end	10.14	11.81	11.17
Market price at period end	12.17	11.05	13.01

Performance ratios
From continuing operations:
Return on average total assets	.55%	.82%	.95%
Return on average common equity	5.09	7.15	8.30
Return on average tangible common equity (c)	6.16	7.94	9.27
Net interest margin (TE)	2.85	2.76	2.87
Cash efficiency ratio (c)	80.0	69.0	66.9

From consolidated operations:
Return on average total assets	.55%	.82%	.92%
Return on average common equity	5.12	7.26	8.19
Return on average tangible common equity (c)	6.20	8.06	9.14
Net interest margin (TE)	2.83	2.74	2.84
Loan to deposit (d)	84.7	85.3	89.3

Capital ratios at period end
Key shareholders’ equity to assets	11.04%	11.18%	11.22%
Key common shareholders’ equity to assets	10.18	10.90	10.91
Tangible common equity to tangible assets (c)	8.26	9.95	9.90
Common Equity Tier 1 (c), (e)	9.55	11.10	10.47
Tier 1 risk-based capital (e)	10.52	11.41	10.87
Total risk-based capital (e)	12.54	13.63	12.47
Leverage (e)	10.17	10.59	10.68

Asset quality — from continuing operations
Net loan charge-offs	$44	$43	$41
Net loan charge-offs to average loans	.23%	.28%	.27%
Allowance for loan and lease losses	$865	$854	$790
Allowance for credit losses	918	904	844
Allowance for loan and lease losses to period-end loans	1.01%	1.38%	1.31%
Allowance for credit losses to period-end loans	1.07	1.46	1.40
Allowance for loan and lease losses to nonperforming loans (f)	119.6	138.0	197.5
Allowance for credit losses to nonperforming loans (f)	127.0	146.0	211.0
Nonperforming loans at period end (f)	$723	$619	$400
Nonperforming assets at period end (f)	760	637	417
Nonperforming loans to period-end portfolio loans (f)	.85%	1.00%	.67%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (f)	.89	1.03	.69

Trust and brokerage assets
Assets under management	$36,752	$34,535	$35,158
Nonmanaged and brokerage assets	45,338	52,102	46,796

Other data
Average full-time equivalent employees	17,079	13,419	13,555
Branches	1,322	949	972

Taxable-equivalent adjustment	$8	8	7

KeyCorp Reports Third Quarter 2016 Profit
October 25, 2016

Financial Highlights (continued)
(dollars in millions, except per share amounts)
	Nine months ended
	9/30/2016	9/30/2015
Summary of operations
Net interest income (TE)	$2,005	$1,766
Noninterest income	1,453	1,395
Total revenue (TE)	3,458	3,161
Provision for credit losses	200	121
Noninterest expense	2,536	2,104
Income (loss) from continuing operations attributable to Key	557	685
Income (loss) from discontinued operations, net of taxes (a)	5	5
Net income (loss) attributable to Key	562	690

Income (loss) from continuing operations attributable to Key common shareholders	$540	$668
Income (loss) from discontinued operations, net of taxes (a)	5	5
Net income (loss) attributable to Key common shareholders	545	673

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.61	$.79
Income (loss) from discontinued operations, net of taxes (a)	.01	.01
Net income (loss) attributable to Key common shareholders (b)	.62	.80

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.60	.78
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	.01	.01
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	.61	.79

Cash dividends paid	.245	.215

Performance ratios
From continuing operations:
Return on average total assets	.71%	1.00%
Return on average common equity	6.28	8.67
Return on average tangible common equity (c)	7.21	9.69
Net interest margin (TE)	2.84	2.88
Cash efficiency ratio (c)	72.5	65.7

From consolidated operations:
Return on average total assets	.70%	.99%
Return on average common equity	6.34	8.74
Return on average tangible common equity (c)	7.27	9.76
Net interest margin (TE)	2.81	2.85

Asset quality — from continuing operations
Net loan charge-offs	133	105
Net loan charge-offs to average total loans	.27%	.24%

Other data
Average full-time equivalent employees	14,642	13,525

Taxable-equivalent adjustment	24	20

(a)
In April 2009, management decided to wind down the operations of Austin Capital Management, Ltd., a subsidiary that specialized in managing hedge fund investments for institutional customers. In September 2009, management decided to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank National Association. In February 2013, Key decided to sell its investment subsidiary, Victory Capital Management, and its broker-dealer affiliate, Victory Capital Advisors, to a private equity fund. As a result of these decisions, Key has accounted for these businesses as discontinued operations.

(b)	Earnings per share may not foot due to rounding.

(c)
The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity,” “Common Equity Tier 1,” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. For further information on the Regulatory Capital Rules, see the “Capital” section of this release.

(d)	Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits (excluding deposits in foreign office).

(e)	9-30-16 ratio is estimated.

(f)	Nonperforming loan balances exclude $959 million, $11 million, and $12 million of purchased credit impaired loans at September 30, 2016, June 30, 2016, and September 30, 2015, respectively.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2016 Profit
October 25, 2016

GAAP to Non-GAAP Reconciliations
(dollars in millions)

The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on tangible common equity,” “Common Equity Tier 1,” “pre-provision net revenue,” certain financial measures excluding merger-related charges, and “cash efficiency ratio.”

The tangible common equity ratio and the return on tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock. Traditionally, the banking regulators have assessed bank and bank holding company capital adequacy based on both the amount and the composition of capital, the calculation of which is prescribed in federal banking regulations. In October 2013, the federal banking regulators published the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”). The Regulatory Capital Rules require higher and better-quality capital and introduced a new capital measure, “Common Equity Tier 1,” a non-GAAP financial measure. The mandatory compliance date for Key as a “standardized approach” banking organization began on January 1, 2015, subject to transitional provisions extending to January 1, 2019.

Common Equity Tier 1 is not formally defined by GAAP and is considered to be a non-GAAP financial measure. Since analysts and banking regulators may assess Key’s capital adequacy using tangible common equity and Common Equity Tier 1, management believes it is useful to enable investors to assess Key’s capital adequacy on these same bases. The table also reconciles the GAAP performance measures to the corresponding non-GAAP measures.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis.

As previously disclosed, Key completed its purchase of First Niagara on August 1, 2016. The definitive agreement and plan of merger to acquire First Niagara was originally announced on October 30, 2015. As a result of this transaction, Key has recognized merger-related charges. The table below shows the computation of merger-related charges, noninterest expense excluding merger-related charges, earnings per common share excluding merger-related charges, and return on average assets from continuing operations excluding merger-related charges. Management believes that eliminating the effects of the merger-related charges makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. The table below also shows the computation for the cash efficiency ratio excluding merger-related charges. Management believes these ratios provide greater consistency and comparability between Key’s results and those of its peer banks. Additionally, these ratios are used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

		Three months ended
		9/30/2016	6/30/2016	9/30/2015
Tangible common equity to tangible assets at period end
Key shareholders’ equity (GAAP)		$14,996	$11,313	$10,705
Less:	Intangible assets (a)	2,855	1,074	1,084
	Preferred Stock, Series A (b)	1,156	281	281
	Tangible common equity (non-GAAP)	$10,985	$9,958	$9,340

Total assets (GAAP)		$135,805	$101,150	$95,420
Less:	Intangible assets (a)	2,855	1,074	1,084
	Tangible assets (non-GAAP)	$132,950	$100,076	$94,336

Tangible common equity to tangible assets ratio (non-GAAP)		8.26%	9.95%	9.90%

Common Equity Tier 1 at period end
Key shareholders’ equity (GAAP)		$14,996	$11,313	10,705
Less:	Preferred Stock, Series A (b)	1,156	281	281
	Common Equity Tier 1 capital before adjustments and deductions	13,840	11,032	10,424
Less:	Goodwill, net of deferred taxes	2,451	1,031	1,036
	Intangible assets, net of deferred taxes	256	30	29
	Deferred tax assets	1	1	1
	Net unrealized gains (losses) on available-for-sale securities, net of deferred taxes	99	129	54
	Accumulated gains (losses) on cash flow hedges, net of deferred taxes	39	77	21
	Amounts in accumulated other comprehensive income (loss) attributed to
	pension and postretirement benefit costs, net of deferred taxes	(359)	(362)	(385)
	Total Common Equity Tier 1 capital (c)	$11,353	$10,126	$9,668

Net risk-weighted assets (regulatory) (c)		$118,922	$91,195	92,307

Common Equity Tier 1 ratio (non-GAAP) (c)		9.55%	11.10%	10.47%

Pre-provision net revenue
Net interest income (GAAP)		$780	$597	$591
Plus:	Taxable-equivalent adjustment	8	8	7
	Noninterest income	549	473	470
Less:	Noninterest expense	1,082	751	724
	Pre-provision net revenue from continuing operations (non-GAAP)	$255	$327	$344

KeyCorp Reports Third Quarter 2016 Profit
October 25, 2016

GAAP to Non-GAAP Reconciliations (continued)
(dollars in millions)
		Three months ended
		9/30/2016	6/30/2016	9/30/2015
Average tangible common equity
Average Key shareholders’ equity (GAAP)		$13,552	$11,147	$10,614
Less:	Intangible assets (average) (d)	2,255	1,076	1,083
	Preferred Stock, Series A (average)	648	290	290
	Average tangible common equity (non-GAAP)	$10,649	$9,781	$9,241

Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)		$165	$193	$216
Average tangible common equity (non-GAAP)		10,649	9,781	9,241

Return on average tangible common equity from continuing operations (non-GAAP)		6.16%	7.94%	9.27%

Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)		$166	$196	$213
Average tangible common equity (non-GAAP)		10,649	9,781	9,241

Return on average tangible common equity consolidated (non-GAAP)		6.20%	8.06%	9.14%

Noninterest expense excluding merger-related charges
Noninterest expense (GAAP)		$1,082	$751	$724
Less:	Merger-related charges	189	45	—
	Noninterest expense excluding merger-related charges (non-GAAP)	$893	$706	$724

Earnings per common share (EPS) excluding merger-related charges
EPS from continuing operations attributable to Key common shareholders —
	assuming dilution	$.16	$.23	$.26
Add:	EPS impact of merger-related charges	.14	.04	—
	EPS from continuing operations attributable to Key common shareholders
	excluding merger-related charges (non-GAAP)	$.30	$.27	.26

Cash efficiency ratio
Noninterest expense (GAAP)		$1,082	$751	$724
Less:	Intangible asset amortization	13	7	9
	Adjusted noninterest expense (non-GAAP)	1,069	744	715
Less:	Merger-related charges	189	45	—
	Adjusted noninterest expense excluding merger-related charges (non-GAAP)	$880	$699	$715

Net interest income (GAAP)		$780	$597	$591
Plus:	Taxable-equivalent adjustment	8	8	7
	Noninterest income	549	473	470
	Total taxable-equivalent revenue (non-GAAP)	1,337	1,078	1,068
Add:	Merger-related charges	18	—	—
	Adjusted noninterest income excluding merger-related charges (non-GAAP)	1,355	$1,078	1,068

Cash efficiency ratio (non-GAAP)		80.0%	69.0%	66.9%

Cash efficiency ratio excluding merger-related charges (non-GAAP)		64.9%	64.8%	66.9%

Return on average total assets from continuing operations excluding merger-related charges
Income from continuing operations attributable to Key (GAAP)		$171	$199	$222
Add:	Merger-related charges, after tax	132	28	—
	Income from continuing operations atrributable to Key excluding merger-related
	charges, after tax (non-GAAP)	$303	$227	$222

Average total assets from continuing operations (GAAP)		$123,469	$97,413	$92,649

Return on average total assets from continuing operations excluding merger-related
	charges (non-GAAP)	.98%	.94%	.95%

		Three months ended
		9/30/2016
Common Equity Tier 1 under the Regulatory Capital Rules (“RCR”) (estimates)
Common Equity Tier 1 under current RCR		$11,353
Adjustments from current RCR to the fully phased-in RCR:
	Deferred tax assets and other intangible assets (e)	(170)
	Common Equity Tier 1 anticipated under the fully phased-in RCR (f)	$11,183

Net risk-weighted assets under current RCR		$118,922
Adjustments from current RCR to the fully phased-in RCR:
	Mortgage servicing assets (g)	547
	Volcker funds	(199)
	All other assets	(133)
	Total risk-weighted assets anticipated under the fully phased-in RCR (f)	$119,137

Common Equity Tier 1 ratio under the fully phased-in RCR (f)		9.39%

KeyCorp Reports Third Quarter 2016 Profit
October 25, 2016

GAAP to Non-GAAP Reconciliations (continued)
(dollars in millions)
		Nine months ended
		9/30/2016	9/30/2015
Pre-provision net revenue
Net interest income (GAAP)		$1,981	$1,746
Plus:	Taxable-equivalent adjustment	24	20
	Noninterest income (GAAP)	1,453	1,395
Less:	Noninterest expense (GAAP)	2,536	2,104
Pre-provision net revenue from continuing operations (non-GAAP)		$922	$1,057

Average tangible common equity
Average Key shareholders’ equity (GAAP)		$11,890	$10,591
Less:	Intangible assets (average) (h)	1,473	1,086
	Preferred Stock, Series A (average)	410	290
	Average tangible common equity (non-GAAP)	$10,007	$9,215

Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)		$540	$668
Average tangible common equity (non-GAAP)		10,007	9,215

Return on average tangible common equity from continuing operations (non-GAAP)		7.21%	9.69%

Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)		$545	$673
Average tangible common equity (non-GAAP)		10,007	9,215

Return on average tangible common equity consolidated (non-GAAP)		7.27%	9.76%

Cash efficiency ratio
Noninterest expense (GAAP)		$2,536	$2,104
Less:	Intangible asset amortization (GAAP)	28	27
	Adjusted noninterest expense (non-GAAP)	2,508	2,077
Less:	Merger-related charges	258	—
	Adjusted noninterest expense excluding merger-related charges (non-GAAP)	$2,250	$2,077

Net interest income (GAAP)		$1,981	$1,746
Plus:	Taxable-equivalent adjustment	24	20
	Noninterest income (GAAP)	1,453	1,395
	Total taxable-equivalent revenue (non-GAAP)	3,458	3,161
Add:	Merger-related charges	18	—
	Adjusted noninterest income excluding merger-related charges (non-GAAP)	$3,476	$3,161

Cash efficiency ratio (non-GAAP)		72.5%	65.7%

Cash efficiency ratio excluding merger-related charges (non-GAAP)		64.7%	65.7%

Return on average total assets from continuing operations excluding merger-related charges
Income from continuing operations attributable to Key (GAAP)		$557	$685
Add:	Merger-related charges, after tax	175	—
	Income from continuing operations atrributable to Key excluding merger-related
	charges, after tax (non-GAAP)	$732	$685

Average total assets from continuing operations (GAAP)		$105,187	$91,322

Return on average total assets from continuing operations excluding merger-related
	charges (non-GAAP)	.93%	1.00%

(a)
For the three months ended September 30, 2016, June 30, 2016, and September 30, 2015, intangible assets exclude $51 million, $36 million, and $50 million, respectively, of period-end purchased credit card receivables.

(b)	Net of capital surplus.

(c)	9/30/16 amount is estimated.

(d)
For the three months ended September 30, 2016, June 30, 2016, and September 30, 2015, average intangible assets exclude $47 million, $38 million, and $52 million, respectively, of average purchased credit card receivables.

(e)
Includes the deferred tax assets subject to future taxable income for realization, primarily tax credit carryforwards, as well as intangible assets (other than goodwill and mortgage servicing assets) subject to the transition provisions of the final rule.

(f)
The anticipated amount of regulatory capital and risk-weighted assets is based upon the federal banking agencies’ Regulatory Capital Rules (as fully phased-in on January 1, 2019); Key is subject to the Regulatory Capital Rules under the “standardized approach.”

(g)	Item is included in the 10%/15% exceptions bucket calculation and is risk-weighted at 250%.

(h)	For the nine months ended September 30, 2016, and September 30, 2015, average intangible assets exclude $42 million and $58 million, respectively, of average purchased credit card receivables.

GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2016 Profit
October 25, 2016

Consolidated Balance Sheets
(dollars in millions)

	9/30/2016	6/30/2016	9/30/2015
Assets
Loans	$85,528	$62,098	$60,085
Loans held for sale	1,137	442	916
Securities available for sale	20,540	14,552	14,376
Held-to-maturity securities	8,995	4,832	4,936
Trading account assets	926	965	811
Short-term investments	3,216	6,599	1,964
Other investments	747	577	691
Total earning assets	121,089	90,065	83,779
Allowance for loan and lease losses	(865)	(854)	(790)
Cash and due from banks	749	496	470
Premises and equipment	1,023	742	771
Operating lease assets	430	399	315
Goodwill	2,480	1,060	1,060
Other intangible assets	426	50	74
Corporate-owned life insurance	4,035	3,568	3,516
Derivative assets	1,304	1,234	793
Accrued income and other assets	3,480	2,673	3,346
Discontinued assets	1,654	1,717	2,086
Total assets	$135,805	$101,150	$95,420

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$56,432	$40,195	$37,301
Savings deposits	5,335	2,355	2,338
Certificates of deposit ($100,000 or more)	4,601	3,381	2,001
Other time deposits	5,793	3,267	3,020
Total interest-bearing deposits	72,161	49,198	44,660
Noninterest-bearing deposits	32,024	26,127	25,985
Deposits in foreign office — interest-bearing	—	—	428
Total deposits	104,185	75,325	71,073
Federal funds purchased and securities sold under repurchase agreements	602	360	407
Bank notes and other short-term borrowings	809	687	677
Derivative liabilities	850	746	676
Accrued expense and other liabilities	1,739	1,326	1,562
Long-term debt	12,622	11,388	10,308
Total liabilities	120,807	89,832	84,703

Equity
Preferred stock	1,165	290	290
Common shares	1,257	1,017	1,017
Capital surplus	6,359	3,835	3,914
Retained earnings	9,260	9,166	8,764
Treasury stock, at cost	(2,863)	(2,881)	(3,008)
Accumulated other comprehensive income (loss)	(182)	(114)	(272)
Key shareholders’ equity	14,996	11,313	10,705
Noncontrolling interests	2	5	12
Total equity	14,998	11,318	10,717
Total liabilities and equity	$135,805	$101,150	$95,420

Common shares outstanding (000)	1,082,055	842,703	835,285

KeyCorp Reports Third Quarter 2016 Profit
October 25, 2016

Consolidated Statements of Income
(dollars in millions, except per share amounts)
	Three months ended			Nine months ended
	9/30/2016	6/30/2016	9/30/2015	9/30/2016	9/30/2015
Interest income
Loans	$746	$567	$542	$1,875	$1,597
Loans held for sale	10	5	10	23	29
Securities available for sale	88	74	75	237	217
Held-to-maturity securities	30	24	24	78	72
Trading account assets	4	6	5	17	15
Short-term investments	7	6	1	17	5
Other investments	5	2	4	10	14
Total interest income	890	684	661	2,257	1,949

Interest expense
Deposits	49	34	27	114	79
Bank notes and other short-term borrowings	2	3	2	7	6
Long-term debt	59	50	41	155	118
Total interest expense	110	87	70	276	203

Net interest income	780	597	591	1,981	1,746
Provision for credit losses	59	52	45	200	121
Net interest income after provision for credit losses	721	545	546	1,781	1,625

Noninterest income
Trust and investment services income	122	110	108	341	328
Investment banking and debt placement fees	156	98	109	325	318
Service charges on deposit accounts	85	68	68	218	192
Operating lease income and other leasing gains	6	18	15	41	58
Corporate services income	51	53	57	154	143
Cards and payments income	66	52	47	164	136
Corporate-owned life insurance income	29	28	30	85	91
Consumer mortgage income	6	3	3	11	10
Mortgage servicing fees	15	10	11	37	33
Net gains (losses) from principal investing	5	11	11	16	51
Other income (a)	8	22	11	61	35
Total noninterest income	549	473	470	1.453	1,395

Noninterest expense
Personnel	594	427	426	1.425	1,223
Net occupancy	73	59	60	193	191
Computer processing	70	45	41	158	121
Business services and professional fees	76	40	40	157	115
Equipment	26	21	22	68	66
Operating lease expense	15	14	11	42	34
Marketing	32	22	17	66	40
FDIC assessment	21	8	8	38	24
Intangible asset amortization	13	7	9	28	27
OREO expense, net	3	2	2	6	5
Other expense	159	106	88	355	258
Total noninterest expense	1,082	751	724	2,536	2,104
Income (loss) from continuing operations before income taxes	188	267	292	698	916
Income taxes	16	69	72	141	230
Income (loss) from continuing operations	172	198	220	557	686
Income (loss) from discontinued operations, net of taxes	1	3	(3)	5	5
Net income (loss)	173	201	217	562	691
Less: Net income (loss) attributable to noncontrolling interests	1	(1)	(2)	—	1
Net income (loss) attributable to Key	$172	$202	$219	$562	$690

Income (loss) from continuing operations attributable to Key common shareholders	$165	$193	$216	$540	$668
Net income (loss) attributable to Key common shareholders	166	196	213	545	673

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.17	$.23	$.26	$.61	$.79
Income (loss) from discontinued operations, net of taxes	—	—	—	.01	.01
Net income (loss) attributable to Key common shareholders (b)	.17	.23	.26	.62	.80

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.16	$.23	$.26	$.60	$.78
Income (loss) from discontinued operations, net of taxes	—	—	—	.01	.01
Net income (loss) attributable to Key common shareholders (b)	.17	.23	.25	.61	.79

Cash dividends declared per common share	$.085	$.085	$.075	$.245	$.215

Weighted-average common shares outstanding (000)	982,080	831,899	831,430	880,824	839,758
Effect of common share options and other stock awards	12,580	6,597	7,450	8,965	7,613
Weighted-average common shares and potential common shares outstanding (000) (c)	994,660	838,496	838,880	889,789	847,371

(a)
For the three months ended September 30, 2016, net securities losses totaled $6 million. For the three months ended June 30, 2016, and September 30, 2015, net securities gains (losses) totaled less than $1 million. For the three months ended September 30, 2016, June 30, 2016, and September 30, 2015, Key did not have any impairment losses related to securities.

(b)	Earnings per share may not foot due to rounding.
(c)	Assumes conversion of common share options and other stock awards and/or convertible preferred stock, as applicable.

KeyCorp Reports Third Quarter 2016 Profit
October 25, 2016

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)

	Third Quarter 2016				Second Quarter 2016				Third Quarter 2015
	Average				Average				Average
	Balance	Interest	(a)	Yield/Rate (a)	Balance	Interest	(a)	Yield/Rate (a)	Balance	Interest	(a)	Yield/Rate (a)
Assets
Loans: (b), (c)
Commercial, financial and agricultural (d)	$37,318	$317		3.38%	$32,630	$270		3.32%	$30,374	$244		3.19%
Real estate — commercial mortgage	12,879	126		3.91	8,404	80		3.85	7,988	73		3.65
Real estate — construction	1,723	21		4.67	869	8		3.78	1,164	11		3.78
Commercial lease financing	4,508	38		3.33	3,949	37		3.77	3,946	35		3.57
Total commercial loans	56,428	502		3.54	45,852	395		3.47	43,472	363		3.32
Real estate — residential mortgage	4,453	45		3.96	2,253	22		4.11	2,258	24		4.19
Home equity loans	11,968	122		4.07	10,098	102		4.04	10,510	105		3.96
Consumer direct loans	1,666	30		7.20	1,599	26		6.53	1,597	26		6.53
Credit cards	996	27		10.80	792	21		10.58	759	21		10.74
Consumer indirect loans	2,186	28		5.23	554	9		6.56	685	11		6.47
Total consumer loans	21,269	252		4.73	15,296	180		4.74	15,809	187		4.69
Total loans	77,697	754		3.86	61,148	575		3.78	59,281	550		3.69
Loans held for sale	1,152	10		3.48	611	5		3.18	939	10		3.96
Securities available for sale (b), (e)	17,972	88		1.99	14,268	74		2.08	14,247	74		2.11
Held-to-maturity securities (b)	6,250	30		1.86	4,883	24		1.98	4,923	24		1.95
Trading account assets	860	4		2.12	967	6		2.28	699	5		2.50
Short-term investments	5,911	7		.48	5,559	6		.45	2,257	1		.26
Other investments (e)	717	5		2.74	610	2		1.54	696	4		2.52
Total earning assets	110,559	898		3.24	88,046	692		3.16	83,042	668		3.21
Allowance for loan and lease losses	(847)				(833)				(790)
Accrued income and other assets	13,757				10,200				10,397
Discontinued assets	1,676				1,738				2,118
Total assets	$125,145				$99,151				$94,767

Liabilities
NOW and money market deposit accounts	$51,318	25		.20	$39,687	16		.17	$36,289	15		.16
Savings deposits	4,521	1		.07	2,375	—		.02	2,371	—		.02
Certificates of deposit ($100,000 or more) (f)	4,204	12		1.15	3,233	11		1.39	1,985	6		1.27
Other time deposits	5,031	11		.85	3,252	7		.85	3,064	6		.70
Deposits in foreign office	—	—		—	—	—		—	492	—		.23
Total interest-bearing deposits	65,074	49		.30	48,547	34		.29	44,201	27		.24
Federal funds purchased and securities sold under repurchase agreements	578	—		.16	337	—		.01	859	—		.08
Bank notes and other short-term borrowings	1,186	2		.91	694	3		1.39	567	2		1.51
Long-term debt (f), (g)	10,415	59		2.31	9,294	50		2.25	7,893	41		2.20
Total interest-bearing liabilities	77,253	110		.57	58,872	87		.60	53,520	70		.53
Noninterest-bearing deposits	29,844				25,357				26,268
Accrued expense and other liabilities	2,818				2,032				2,236
Discontinued liabilities (g)	1,676				1,738				2,118
Total liabilities	111,591				87,999				84,142

Equity
Key shareholders’ equity	13,552				11,147				10,614
Noncontrolling interests	2				5				11
Total equity	13,554				11,152				10,625

Total liabilities and equity	$125,145				$99,151				$94,767

Interest rate spread (TE)				2.67%				2.56%				2.68%

Net interest income (TE) and net interest margin (TE)		788		2.85%		605		2.76%		598		2.87%
TE adjustment (b)		8				8				7
Net interest income, GAAP basis		$780				$597				$591

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.

(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(d)
Commercial, financial and agricultural average balances include $107 million, $87 million, and $88 million of assets from commercial credit cards for the three months ended September 30, 2016, June 30, 2016, and September 30, 2015, respectively.

(e)	Yield is calculated on the basis of amortized cost.

(f)	Rate calculation excludes basis adjustments related to fair value hedges.

(g)
A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2016 Profit
October 25, 2016

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)

	Nine months ended September 30, 2016				Nine months ended September 30, 2015
	Average				Average
	Balance	Interest	(a)	Yield/Rate (a)	Balance	Interest	(a)	Yield/ Rate (a)
Assets
Loans: (b), (c)
Commercial, financial and agricultural (d)	$33,859	$850		3.35%	$29,244	$700		3.20%
Real estate — commercial mortgage	9,818	283		3.85	8,021	220		3.67
Real estate — construction	1,205	39		4.30	1,168	33		3.76
Commercial lease financing	4,139	111		3.57	3,998	107		3.57
Total commercial loans	49,021	1,283		3.50	42,431	1,060		3.34
Real estate — residential mortgage	2,986	91		4.05	2,241	71		4.22
Home equity loans	10,773	327		4.06	10,531	313		3.98
Consumer direct loans	1,619	82		6.77	1,572	77		6.56
Credit cards	858	69		10.71	743	60		10.80
Consumer indirect loans	1,118	47		5.67	745	36		6.42
Total consumer loans	17,354	616		4.74	15,832	557		4.71
Total loans	66,375	1,899		3.82	58,263	1,617		3.71
Loans held for sale	864	23		3.58	1,000	29		3.77
Securities available for sale (b), (e)	15,492	237		2.06	13,569	217		2.15
Held-to-maturity securities (b)	5,320	78		1.94	4,945	72		1.93
Trading account assets	881	17		2.60	740	15		2.62
Short-term investments	4,971	17		.46	2,627	5		.26
Other investments (e)	658	10		2.05	717	14		2.60
Total earning assets	94,561	2,281		3.23	81,861	1,969		3.22
Allowance for loan and lease losses	(828)				(792)
Accrued income and other assets	11,454				10,253
Discontinued assets	1,739				2,194
Total assets	$106,926				$93,516

Liabilities
NOW and money market deposit accounts	$42,935	56		.18	$35,793	42		.15
Savings deposits	3,087	1		.04	2,383	—		.02
Certificates of deposit ($100,000 or more) (f)	3,402	33		1.28	2,004	19		1.27
Other time deposits	3,832	24		.83	3,138	17		.71
Deposits in foreign office	—	—		—	534	1		.23
Total interest-bearing deposits	53,256	114		.29	43,852	79		.24

Federal funds purchased and securities sold under repurchase agreements	451	—		.09	713	—		.05
Bank notes and other short-term borrowings	825	7		1.21	577	6		1.48
Long-term debt (f), (g)	9,429	155		2.25	7,001	118		2.32
Total interest-bearing liabilities	63,961	276		.58	52,143	203		.52
Noninterest-bearing deposits	26,938				26,377
Accrued expense and other liabilities	2,392				2,200
Discontinued liabilities (g)	1,739				2,194
Total liabilities	95,030				82,914

Equity
Key shareholders’ equity	11,890				10,591
Noncontrolling interests	6				11
Total equity	11,896				10,602

Total liabilities and equity	$106,926				$93,516

Interest rate spread (TE)				2.65%				2.70%

Net interest income (TE) and net interest margin (TE)		2,005		2.84%		1,766		2.88%
TE adjustment (b)		24				20
Net interest income, GAAP basis		$1,981				$1,746

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.

(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(d)
Commercial, financial and agricultural average balances include $93 million and $88 million of assets from commercial credit cards for the nine months ended September 30, 2016, and September 30, 2015, respectively.

(e)	Yield is calculated on the basis of amortized cost.

(f)	Rate calculation excludes basis adjustments related to fair value hedges.

(g)
A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2016 Profit
October 25, 2016

Noninterest Expense
(dollars in millions)

	Three months ended			Nine months ended
	9/30/2016	6/30/2016	9/30/2015	9/30/2016	9/30/2015
Personnel (a)	$594	$427	$426	$1,425	$1,223
Net occupancy	73	59	60	193	191
Computer processing	70	45	41	158	121
Business services and professional fees	76	40	40	157	115
Equipment	26	21	22	68	66
Operating lease expense	15	14	11	42	34
Marketing	32	22	17	66	40
FDIC assessment	21	8	8	38	24
Intangible asset amortization	13	7	9	28	27
OREO expense, net	3	2	2	6	5
Other expense	159	106	88	355	258
Total noninterest expense	$1,082	$751	$724	$2,536	$2,104

Merger-related charges (b)	189	45	—	258	—
First Niagara impact (c)	140	—	—	140	—
Total noninterest expense excluding merger-related charges and First Niagara impact	$753	$706	$724	$2,138	$2,104

Average full-time equivalent employees (d)	17,079	13,419	13,555	14,642	13,525

(a)	Additional detail provided in Personnel Expense table below.

(b)	Additional detail provide in Merger-Related Charges table below.

(c)	Reflects two months of First Niagara activity during the third quarter of 2016.

(d)	The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(in millions)

	Three months ended			Nine months ended
	9/30/2016	6/30/2016	9/30/2015	9/30/2016	9/30/2015
Salaries and contract labor	$329	$266	$247	$839	$714
Incentive and stock-based compensation	162	101	103	352	295
Employee benefits	73	58	75	199	202
Severance	30	2	1	35	12
Total personnel expense	$594	$427	$426	$1,425	$1,223

Merger-related charges	97	35	—	148	—
First Niagara impact (a)	72	—	—	72	—
Total personnel expense excluding merger-related charges and First Niagara impact	$425	$392	$426	$1,205	$1,223

(a) Reflects two months of First Niagara activity during the third quarter of 2016.

Merger-Related Charges
(in millions)

	Three months ended			Nine months ended
	9/30/2016	6/30/2016	9/30/2015	9/30/2016	9/30/2015
Net interest income	$(6)	—	—	$(6)	—

Operating lease income and other leasing gains	(2)	—	—	(2)	—
Other income	(10)	—	—	(10)	—
Noninterest income	(12)	—	—	(12)	—

Personnel (a)	97	$35	—	148	—
Business services and professional fees	32	5	—	44	—
Computer processing	15	—	—	15	—
Marketing	9	3	—	13	—
Other nonpersonnel expense	36	2	—	38	—
Noninterest expense	189	45	—	258	—
Total merger-related charges	$207	$45	—	$276	—

(a)	Personnel expense includes severance, technology development related to systems conversion, and fully-dedicated personnel for merger and integration efforts.

KeyCorp Reports Third Quarter 2016 Profit
October 25, 2016

Loan Composition
(dollars in millions)

				Percent change 9/30/16 vs.
	9/30/2016	6/30/2016	9/30/2015	6/30/2016	9/30/2015
Commercial, financial and agricultural (a)	$39,433	33,376	$31,095	18.1%	26.8%
Commercial real estate:
Commercial mortgage	14,979	8,582	8,180	74.5	83.1
Construction	2,189	881	1,070	148.5	104.6
Total commercial real estate loans	17,168	9,463	9,250	81.4	85.6
Commercial lease financing (b)	4,783	3,988	3,929	19.9	21.7
Total commercial loans	61,384	46,827	44,274	31.1	38.6
Residential — prime loans:
Real estate — residential mortgage	5,509	2,285	2,267	141.1	143.0
Home equity loans	12,757	10,062	10,504	26.8	21.4
Total residential — prime loans	18,266	12,347	12,771	47.9	43.0
Consumer direct loans	1,764	1,584	1,612	11.4	9.4
Credit cards	1,084	813	770	33.3	40.8
Consumer indirect loans	3,030	527	658	475.0	360.5
Total consumer loans	24,144	15,271	15,811	58.1	52.7
Total loans (c), (d)	$85,528	$62,098	$60,085	37.7%	42.3%

(a)	Loan balances include $117 million, $88 million, and $88 million of commercial credit card balances at September 30, 2016, June 30, 2016, and September 30, 2015, respectively.

(b)
Commercial lease financing includes receivables held as collateral for a secured borrowing of $76 million, $102 million, and $162 million at September 30, 2016, June 30, 2016, and September 30, 2015, respectively. Principal reductions are based on the cash payments received from these related receivables.

(c)
At September 30, 2016, total loans include purchased loans of $22.4 billion, of which $959 million were purchased credit impaired. At June 30, 2016, total loans include purchased loans of $104 million, of which $11 million were purchased credit impaired. At September 30, 2015, total loans include purchased loans of $119 million, of which $12 million were purchased credit impaired.

(d)
Total loans exclude loans of $1.6 billion at September 30, 2016, $1.7 billion at June 30, 2016, and $1.9 billion at September 30, 2015, related to the discontinued operations of the education lending business.

Loans Held for Sale Composition
(dollars in millions)

				Percent change 9/30/16 vs.
	9/30/2016	6/30/2016	9/30/2015	6/30/2016	9/30/2015
Commercial, financial and agricultural	$56	$150	$74	(62.7)%	(24.3)%
Real estate — commercial mortgage	1,016	270	806	276.3	26.1
Commercial lease financing	3	3	10	—	(70.0)
Real estate — residential mortgage (a)	62	19	26	226.3	138.5
Total loans held for sale (b)	$1,137	$442	$916	157.2%	24.1%

(a)	Real estate — residential mortgage loans held for sale at fair value at September 30, 2016.

(b)	Total loans held for sale exclude loans held for sale of $169 million at September 30, 2015, related to the discontinued operations of the education lending business.

Summary of Changes in Loans Held for Sale
(in millions)

	3Q16	2Q16	1Q16	4Q15	3Q15
Balance at beginning of period	$442	$684	$639	$916	$835
Purchases	48	—	—	—	—
New originations	2,857	1,539	1,114	1,655	1,673
Transfers from (to) held to maturity, net	2	22	—	22	24
Loan sales	(2,180)	(1,802)	(1,108)	(1,943)	(1,616)
Loan draws (payments), net	(32)	(1)	39	(11)	—
Balance at end of period (a), (b)	$1,137	$442	$684	$639	$916

(a)	Total loans held for sale include Real estate — residential mortgage loans held for sale at fair value of $62 million at September 30, 2016.

(b)	Total loans held for sale exclude loans held for sale of $169 million at September 30, 2015, related to the discontinued operations of the education lending business.

KeyCorp Reports Third Quarter 2016 Profit
October 25, 2016

Asset Quality Statistics From Continuing Operations
(dollars in millions)

	3Q16	2Q16	1Q16	4Q15	3Q15
Net loan charge-offs	$44	$43	$46	$37	$41
Net loan charge-offs to average total loans	.23%	.28%	.31%	.25%	.27%
Allowance for loan and lease losses	$865	$854	$826	$796	$790
Allowance for credit losses (a)	918	904	895	852	844
Allowance for loan and lease losses to period-end loans	1.01%	1.38%	1.37%	1.33%	1.31%
Allowance for credit losses to period-end loans	1.07	1.46	1.48	1.42	1.40
Allowance for loan and lease losses to nonperforming loans (b)	119.6	138.0	122.2	205.7	197.5
Allowance for credit losses to nonperforming loans (b)	127.0	146.0	132.4	220.2	211.0
Nonperforming loans at period end (b)	$723	$619	$676	$387	$400
Nonperforming assets at period end (b)	760	637	692	403	417
Nonperforming loans to period-end portfolio loans (b)	.85%	1.00%	1.12%	.65%	.67%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (b)	.89	1.03	1.14	.67	.69

(a)	Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related unfunded commitments.

(b)
Nonperforming loan balances exclude $959 million, $11 million, $11 million, $11 million, and $12 million of purchased credit impaired loans at September 30, 2016, June 30, 2016, March 31, 2016 , December 31, 2015, and September 30, 2015, respectively.

KeyCorp Reports Third Quarter 2016 Profit
October 25, 2016

Summary of Loan and Lease Loss Experience From Continuing Operations
(dollars in millions)

	Three months ended			Nine months ended
	9/30/2016	6/30/2016	9/30/2015	9/30/2016	9/30/2015
Average loans outstanding	$77,697	$61,148	$59,281	$66,375	$58,263

Allowance for loan and lease losses at beginning of period	854	826	796	796	794
Loans charged off:
Commercial, financial and agricultural	17	35	26	78	59

Real estate — commercial mortgage	—	2	—	3	2
Real estate — construction	9	—	—	9	1
Total commercial real estate loans	9	2	—	12	3
Commercial lease financing	5	3	2	11	5
Total commercial loans	31	40	28	101	67

Real estate — residential mortgage	1	1	1	4	4
Home equity loans	5	7	7	22	25
Consumer direct loans	6	6	6	18	18
Credit cards	9	8	7	25	23
Consumer indirect loans	3	2	4	9	15
Total consumer loans	24	24	25	78	85
Total loans charged off	55	64	53	179	152
Recoveries:
Commercial, financial and agricultural	2	3	2	8	13

Real estate — commercial mortgage	1	6	—	9	2
Real estate — construction	1	—	—	2	1
Total commercial real estate loans	2	6	—	11	3
Commercial lease financing	—	2	2	2	7
Total commercial loans	4	11	4	21	23

Real estate — residential mortgage	1	—	—	3	1
Home equity loans	3	4	4	10	9
Consumer direct loans	1	2	1	4	5
Credit cards	1	1	1	3	2
Consumer indirect loans	1	3	2	5	7
Total consumer loans	7	10	8	25	24
Total recoveries	11	21	12	46	47
Net loan charge-offs	(44)	(43)	(41)	(133)	(105)
Provision (credit) for loan and lease losses	56	71	36	203	102
Foreign currency translation adjustment	(1)	—	(1)	(1)	(1)
Allowance for loan and lease losses at end of period	$865	$854	$790	$865	$790

Liability for credit losses on lending-related commitments at beginning of period	$50	$69	$45	$56	$35
Provision (credit) for losses on lending-related commitments	3	(19)	9	(3)	19
Liability for credit losses on lending-related commitments at end of period (a)	$53	$50	$54	$53	$54

Total allowance for credit losses at end of period	$918	$904	$844	$918	$844

Net loan charge-offs to average total loans	.23%	.28%	.27%	.27%	.24%
Allowance for loan and lease losses to period-end loans	1.01	1.38	1.31	1.01	1.31
Allowance for credit losses to period-end loans	1.07	1.46	1.40	1.07	1.40
Allowance for loan and lease losses to nonperforming loans	119.6	138.0	197.5	119.6	197.5
Allowance for credit losses to nonperforming loans	127.0	146.0	211.0	127.0	211.0

Discontinued operations — education lending business:
Loans charged off	$6	$6	$9	$21	$25
Recoveries	3	2	2	8	10
Net loan charge-offs	$(3)	$(4)	$(7)	$(13)	$(15)

(a)	Included in "Accrued expense and other liabilities" on the balance sheet.

KeyCorp Reports Third Quarter 2016 Profit
October 25, 2016

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(dollars in millions)

	9/30/2016	6/30/2016	3/31/2016	12/31/2015	9/30/2015
Commercial, financial and agricultural	$335	$321	$380	$82	$89

Real estate — commercial mortgage	32	14	16	19	23
Real estate — construction	17	25	12	9	9
Total commercial real estate loans	49	39	28	28	32
Commercial lease financing	13	10	11	13	21
Total commercial loans	397	370	419	123	142

Real estate — residential mortgage	72	54	59	64	67
Home equity loans	225	189	191	190	181
Consumer direct loans	2	1	1	2	1
Credit cards	3	2	2	2	2
Consumer indirect loans	24	3	4	6	7
Total consumer loans	326	249	257	264	258
Total nonperforming loans (a)	723	619	676	387	400
OREO	35	15	14	14	17
Other nonperforming assets	2	3	2	2	—
Total nonperforming assets (a)	$760	$637	$692	$403	$417

Accruing loans past due 90 days or more	$49	$70	$70	$72	$54
Accruing loans past due 30 through 89 days	317	203	237	208	271
Restructured loans — accruing and nonaccruing (b)	304	277	283	280	287
Restructured loans included in nonperforming loans (b)	149	133	151	159	160
Nonperforming assets from discontinued operations — education lending business	5	5	6	7	8
Nonperforming loans to period-end portfolio loans (a)	.85%	1.00%	1.12%	.65%	.67%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (a)	.89	1.03	1.14	.67	.69

(a)
Nonperforming loan balances exclude $959 million, $11 million, $11 million, $11 million, and $12 million of purchased credit impaired loans at September 30, 2016, June 30, 2016, March 31, 2016, December 31, 2015, and September 30, 2015, respectively.

(b)
Restructured loans (i.e., troubled debt restructurings) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

KeyCorp Reports Third Quarter 2016 Profit
October 25, 2016

Summary of Changes in Nonperforming Loans From Continuing Operations
(in millions)

	3Q16	2Q16	1Q16	4Q15	3Q15
Balance at beginning of period	$619	$676	$387	$400	$419
Loans placed on nonaccrual status	78	124	406	81	81
Nonperforming loans acquired from First Niagara	150	—	—	—	—
Charge-offs	(53)	(64)	(60)	(51)	(53)
Loans sold	—	—	(11)	—	(2)
Payments	(32)	(75)	(8)	(21)	(16)
Transfers to OREO	(5)	(6)	(4)	(4)	(4)
Transfers to other nonperforming assets	—	—	—	(1)	—
Loans returned to accrual status	(34)	(36)	(34)	(17)	(25)
Balance at end of period (a)	$723	$619	$676	$387	$400

(a)
Nonperforming loan balances exclude $959 million, $11 million, $11 million, $11 million, and $12 million of purchased credit impaired loans at September 30, 2016, June 30, 2016, March 31, 2016, December 31, 2015, and September 30, 2015, respectively.

Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations
(in millions)

	3Q16	2Q16	1Q16	4Q15	3Q15
Balance at beginning of period	$15	$14	$14	$17	$20
Properties acquired — First Niagara	19	—	—	—	—
Properties acquired — nonperforming loans	5	6	4	4	4
Valuation adjustments	(2)	(2)	(1)	(2)	(2)
Properties sold	(2)	(3)	(3)	(5)	(5)
Balance at end of period	$35	$15	$14	$14	$17

KeyCorp Reports Third Quarter 2016 Profit
October 25, 2016

Line of Business Results
(dollars in millions)

						Percent change 3Q16 vs.
	3Q16	2Q16	1Q16	4Q15	3Q15	2Q16	3Q15
Key Community Bank
Summary of operations
Total revenue (TE)	$779	$598	$595	$588	$579	30.3%	34.5%
Provision for credit losses	37	25	42	20	18	48.0	105.6
Noninterest expense	578	444	436	456	444	30.2	30.2
Net income (loss) attributable to Key	103	81	74	70	74	27.2	39.2
Average loans and leases	41,548	30,936	30,789	30,925	31,039	34.3	33.9
Average deposits	69,397	53,794	52,803	52,219	51,234	29.0	35.5
Net loan charge-offs	31	17	23	23	21	82.4	47.6
Net loan charge-offs to average total loans	.30%	.22%	.30%	.30%	.27%	N/A	N/A
Nonperforming assets at period end	$430	$300	$303	$303	$306	43.3	40.5
Return on average allocated equity	11.41%	11.99%	11.09%	10.39%	10.92%	N/A	N/A
Average full-time equivalent employees	9,803	7,331	7,376	7,390	7,476	33.7	31.1

Key Corporate Bank
Summary of operations
Total revenue (TE)	$553	$452	$426	$479	$454	22.3%	21.8%
Provision for credit losses	25	30	43	26	30	(16.7)	(16.7)
Noninterest expense	307	259	237	257	250	18.5	22.8
Net income (loss) attributable to Key	159	135	118	142	136	17.8	16.9
Average loans and leases	34,561	28,607	27,722	26,981	26,425	20.8	30.8
Average loans held for sale	1,103	591	811	820	918	86.6	20.2
Average deposits	22,708	19,129	18,074	19,080	18,809	18.7	20.7
Net loan charge-offs	12	27	18	12	20	(55.6)	(40.0)
Net loan charge-offs to average total loans	.14%	.38%	.26%	.18%	.30%	N/A	N/A
Nonperforming assets at period end	$313	$319	$372	$74	$85	(1.9)	268.2
Return on average allocated equity	25.86%	26.23%	23.15%	29.05%	28.29%	N/A	N/A
Average full-time equivalent employees	2,331	2,138	2,126	2,113	2,173	9.0	7.3

TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful